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                                                              Exhibit (j)(1)(iv)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      -----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 64 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 22, 2001, relating to the financial statements and financial highlights appearing in the June 30, 2001 Annual Reports to Shareholders of the Value Fund, Renaissance Fund, Growth & Income Fund, Growth Fund, Select Growth Fund, Target Fund, Opportunity Fund, Innovation Fund, Healthcare Innovation Fund, Global Innovation Fund, Select International Fund, Mega-Cap Fund, Capital Appreciation Fund, Mid-Cap Fund, Micro-Cap Fund, Basic Value Fund (formerly the NFJ Value Fund), Equity Income Fund (formerly the NFJ Equity Income Fund), Small-Cap Value Fund, Tax-Efficient Equity Fund, Structured Emerging Markets Fund, Tax-Efficient Structured Emerging Markets Fund, and Asset Allocation Fund (formerly the PIMCO Funds Asset Allocation Series-60/40 Portfolio)(each a Fund of PIMCO Funds: Multi-Manager Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

October 29, 2001